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                                                                    Exhibit 4.16

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                             SUB-SERVICING AGREEMENT

                              Dated as of [ ], 2004

                                 by and between

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                             as the Master Servicer,

                                       and

                             [NAME OF SUB-SERVICER],

                               as the Sub-Servicer

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                                                         Sub-Servicing Agreement

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                                TABLE OF CONTENTS

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                                                                                              PAGE
                                           ARTICLE I
                                 DEFINITIONS AND INTERPRETATION
SECTION 1.1         Definitions                                                                1
SECTION 1.2         Other Interpretive Matters                                                 1

                                           ARTICLE II
                        APPOINTMENT OF THE SUB-SERVICER; CERTAIN DUTIES
                            AND RESPONSIBILITIES OF THE SUB-SERVICER
SECTION 2.1         Appointment of the Sub-Servicer                                            1
SECTION 2.2         Duties and Responsibilities of the Sub-Servicer                            1
SECTION 2.3         Reporting Requirements                                                     1
SECTION 2.4         Sub-Servicing Fees                                                         1

                                          ARTICLE III
                                 REPRESENTATIONS AND WARRANTIES
SECTION 3.1              Representations and Warranties of the Sub-Servicer                    2

                                           ARTICLE IV
                                         MISCELLANEOUS
SECTION 4.1         Notices                                                                    2
SECTION 4.2         GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL               3
SECTION 4.3         Counterparts                                                               5
SECTION 4.4         Severability                                                               5
SECTION 4.5         Section Titles                                                             5
SECTION 4.6         Termination                                                                5
SECTION 4.7         Limited Recourse                                                           5

                                                         Sub-Servicing Agreement

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      This SUB-SERVICING AGREEMENT, dated as of [ ], 2004 (this "Agreement"), by and between GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital"), in its capacity as the master servicer (the "Master Servicer") and [NAME OF SUB-SERVICER] ("[ ]"), in its capacity as the sub-servicer (the "Sub-Servicer").

      In consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

      SECTION 1.1 Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Section 1.1 of the Servicing Agreement, dated as of [ ], 2004 by and between GE Dealer Floorplan Master Note Trust ("Owner") and the Master Servicer (the "Servicing Agreement") .

      SECTION 1.2 Other Interpretive Matters. For purposes of this Agreement, the other interpretive matters set forth in Section 1.2 of the Servicing Agreement shall govern.

                                   ARTICLE II

               APPOINTMENT OF THE SUB-SERVICER; CERTAIN DUTIES AND
                      RESPONSIBILITIES OF THE SUB-SERVICER.

      SECTION 2.1 Appointment of the Sub-Servicer. The Master Servicer hereby appoints the Sub-Servicer as its agent to sub-service the Transferred Receivables originated by [name of Originator] (such assets, the "Sub-Serviced Assets").

      SECTION 2.2 Duties and Responsibilities of the Sub-Servicer. Subject to the provisions of this Agreement, the Sub-Servicer shall service the Sub-Serviced Assets under the same terms as the Master Servicer is bound under the Servicing Agreement and with the same degree of care as required by Section
2.2 thereof. Without limiting the generality of the foregoing, the Sub-Servicer shall comply with Section 2.6 of the Servicing Agreement as if all references therein to "Master Servicer" were references to the Sub-Servicer.

      SECTION 2.3 Reporting Requirements. The Sub-Servicer agrees that it shall assist the Master Servicer in preparing and delivering the financial statements, notices and other information contemplated by Section 2.7 of the Servicing Agreement.

      SECTION 2.4 Sub-Servicing Fees. On each Payment Date, the Master Servicer will pay to the Sub-Servicer, as compensation for the Sub-Servicer's subservicing activities hereunder and as reimbursement for the Sub-Servicer's reasonable expenses in connection therewith, a fee equal to one-twelfth of the product of (a) [ ] percent ( %) and (b) the total outstanding balance of the Sub-Serviced Assets as of the beginning of the prior Monthly Period.

                                                         Sub-Servicing Agreement

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                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      SECTION 3.1 Representations and Warranties of the Sub-Servicer. The Sub-Servicer represents and warrants to the Master Servicer as of the Closing Date as follows:

            (a) It is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business, and is in good standing, in each jurisdiction in which the servicing of the Sub-Serviced Assets hereunder requires it to be so qualified, except where the failure to comply would not reasonably be expected to have a [material adverse effect on the ability of the Sub-Servicer to service the Sub-Serviced Assets].

            (b) It has the power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby.

            (c) This Agreement has been duly authorized, executed and delivered by the Sub-Servicer and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors' rights generally and general equitable principles, whether applied in a proceeding at law or in equity.

            (d) No consent of, notice to, filing with or permits, qualifications or other action by any Governmental Authority or any other party is required for the due execution, delivery and performance by the Sub-Servicer of this Agreement, other than consents, notices, filings and other actions which have been obtained or made or where the failure to obtain such consent or take such action, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            (e) There is no pending or, to its actual knowledge, threatened Litigation of a material nature against or affecting it, its officers or directors, or its property, in any court or tribunal, before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement, or (ii) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of this Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS

      SECTION 4.1 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any party hereto by any other party hereto, or whenever any party hereto desires to give or serve upon any other party hereto any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given

                                                         Sub-Servicing Agreement

                                       2
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or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by facsimile or other electronic transmission (with such transmission promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 4.1), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person designated in any written notice provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

      If to the Master Servicer:

            General Electric Capital Corporation
            1600 Summer Street, 4th Floor
            Stamford, Connecticut 06927
            Attention: Manager, Securitizations
            Telephone: (203) 357-4328
            Facsimile: (203) 961-2953

            If to Sub-Servicer:

            [       ],
                as Sub-Servicer
            [      ]
            [      ]
            Attention:        [                    ]
            Telephone:        [                    ]
            Facsimile:        [                    ]

      SECTION 4.2 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER

                                                         Sub-Servicing Agreement

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CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES
OF AMERICA.

            (a) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 4.1 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

            (b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                                         Sub-Servicing Agreement

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      SECTION 4.3 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Executed counterparts may be delivered electronically.

      SECTION 4.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      SECTION 4.5 Section Titles. The section titles and table of contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

      SECTION 4.6 Termination. This Agreement and the terms hereof shall remain in full force and effect until the earliest of (a) the date on which the outstanding balances of the Sub-Serviced Assets have been reduced to zero, (b) the date that the Master Servicer gives the Sub-Servicer notice that this Agreement is terminated and (c) 30 days (or earlier in the discretion of the Master Servicer) after the Sub-Servicer gives the Master Servicer written notice that it wishes to terminate this Agreement; provided, however, the provisions set forth in Sections 4.7, 4.8 and 4.9 shall survive any termination of this Agreement.

      SECTION 4.7 Limited Recourse.

            (a) The obligations of the Master Servicer under this Agreement are solely the obligations of the Master Servicer. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement against any incorporator, shareholder, officer, manager, member or director, past, present or future, of the Master Servicer or of any successor or of its constituent members or its other Affiliates, either directly or through the Master Servicer or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the acceptance hereof, expressly waived and released. For avoidance of doubt, the Sub-Servicer shall have no claim against Owner or the Transferor arising under or in connection with this Agreement.

            (b) The obligations of the Sub-Servicer under this Agreement are solely the obligations of the Sub-Servicer. No recourse shall be had for the payment of any amount owing hereunder or any other obligation or claim arising out of or based upon this Agreement, against any shareholder, employee, officer, manager, member or director, agent or organizer, past, present or future, of the Sub-Servicer or of any successor thereto, either directly or through the Sub-Servicer or any successor thereto, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the acceptance hereof, expressly waived and released. For avoidance of doubt, the Sub-Servicer shall not be liable for uncollectible Sub-Serviced Assets.

                                                         Sub-Servicing Agreement

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                               [Signatures Follow]

                                                         Sub-Servicing Agreement

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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective representatives thereunto duly authorized as of the date first above written.

                               GENERAL ELECTRIC CAPITAL CORPORATION,
                                 as Master Servicer

                               By: ____________________________________________
                                   Name:
                                   Title:

                                                         Sub-Servicing Agreement

                                       S-1
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                               [NAME OF SUB-SERVICER], as Sub-Servicer

                               By: ____________________________________________
                                   Name:
                                   Title:

                                                         Sub-Servicing Agreement

                                       S-2